SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 6, 1998

Schult Homes Corporation
(Exact name of registrant as specified in charter)

Indiana                0-15506             35-1608892
(State or other      (Commission        (IRS Employer
jurisdiction of      File Number) Identification No.)
incorporation)

P.O. Box 151, Middlebury, Indiana                     46540
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:

(219) 825-5881

_______________________________________________________________
(Former name or former address, if changed since last report.)


Item 1.     Changes in Control of Registrant.

       Not applicable.

Item 2.     Acquisition or Disposition of Assets.

       Not applicable.

Item 3.     Bankruptcy or Receivership.

       Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

       Not applicable.

Item 5.     Other Events.

       Schult Homes Corporation ("Schult") and Oakwood Homes
       Corporation ("Oakwood") have entered into an Acquisition Agreement for the merger of Schult with an acquisition subsidiary which is wholly-owned by Oakwood, with Schult surviving the merger as a wholly-owned subsidiary of Oakwood. At the closing of the merger, each Schult common share will be converted into, and represent the right to receive, cash equal to $22.50. The acquisition is subject to certain conditions, including completion of due diligence, consummation of Oakwood's bank financing for the transaction, expiration or termination of the Hart-Scott-Rodino act waiting period, and approval by a majority of the issued and outstanding Schult's common shares, as well as other customary conditions. Consummation is expected on or before February 28, 1998, assuming all conditions are met.

Item 6.     Resignations of Registrant's Directors.

       Not applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

       Not applicable.

EXHIBITS

None.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Schult Homes Corporation
(Registrant)

Date: January 6, 1998 By:___________________________
                      Walter E. Wells
                       President